Exhibit 4.1

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER

SHARES

FORUM ENERGY TECHNOLOGIES, INC.

COMMON STOCK

Par Value $.01 Per Share

This Certifies that is the owner of fully paid and non-assessable Shares of the Common Stock of FORUM ENERGY TECHNOLOGIES, INC.

transferable only on the books of the corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the corporation. Dated

SECRETARY

PRESIDENT

© TCS liberty Legal,

(800) 392-3720

For Value Received, hereby sells,

assigns and transfers TRANSFEROR NAME unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ASSIGNEE ADDRESS ASSIGNEE NAME represented by the within certificate, and hereby irrevocably constitute and appoint AMOUNT OF SHARES, UNITS OR OTHER OWNERSHIP INTEREST Attorney to transfer said ownership on the books of the within named Company with full power of substitution in the premises. NOTICE: The signature to this assignment must correspond with the name as written upon the face of this certificate in every particular without any alteration or change. Dated

Witness signature Transferor signature The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list. TEN COM – as tenants in common JT TEN - as joint tenants with rights of survivorship UNIF GIFT MIN ACT Custodian (Minor) TEN ENT - as tenants by the entireties and not as tenants in common under Uniform Gifts to Minors Act (State)